UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Lien Notes and Warrant Purchase Agreement

On February 26, 2015, Goodrich Petroleum Corporation (the “Company”) entered into a purchase agreement the (“Purchase Agreement”) with Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (the “Purchaser”). Under the terms of the Purchase Agreement, the Company agreed to issue and sell to the Purchaser 100,000 Units (the “Units”), each consisting of $1,000 aggregate principal amount at maturity of the Company’s 8.00% Senior Secured Second Lien Notes due 2018 (the “Second Lien Notes”) and one warrant (the “Warrants”) to purchase 48.84 shares of the Company’s common stock par value $0.20 per share (the “Common Stock”). The aggregate purchase price for the Units is $100 million. The maturity of the Second Lien Notes will be accelerated to September 1, 2017 if more than $25,000,000 of the Company’s Senior Convertible Notes due 2032 remain outstanding on August 1, 2017. The Second Lien Notes contain a number of covenants including restrictions on:

•	the incurrence of indebtedness similar to the restrictions in the Company’s 8.875% Senior Notes due 2019;

•	the incurrence of liens including prior liens securing indebtedness in an amount in excess of the greater of $150 million and the borrowing base under the Company’s Second Amended and Restated Credit Agreement (as amended, the “Senior Credit Agreement”) and pari passu liens securing indebtedness in an amount (excluding the Second Lien Notes) of more than $75 million; and

•	restricted payments including the purchase or repayment of unsecured indebtedness prior to its scheduled maturity.

The Second Lien Notes will be issued pursuant to an indenture (the “Indenture”) between the Company, Goodrich Petroleum Company, L.L.C. (the “Guarantor”) and U.S. Bank National Association, as Trustee, and will be guaranteed on a senior secured, second-priority basis by the Guarantor (the “Guarantee”). The Second Lien Notes and the Guarantee are secured on a senior second-priority basis by liens on certain of the Company’s assets and the assets of the Guarantor.

The Warrants will be issued pursuant to a warrant agreement between the Company and American Stock Transfer & Trust Company LLC (the “Warrant Agreement”). Under the terms of the Warrant Agreement, the Second Lien Notes and the Warrants will not be separately transferable until the earliest of (i) 365 days after the date on which the Warrants are originally issued, (ii) the date on which a registration statement related to the resale of the Warrants is declared effective, (iii) the date on which a registration statement with respect to a registered exchange offer for the Second Lien Notes is declared effective and (iv) in the event of the occurrence of a change of control (as defined in the Indenture), the date on which requisite notice of such change of control is mailed to the holders of Second Lien Notes. At such time, the Warrants will become exercisable upon payment of the exercise price of $4.664 or convertible on a cashless basis as set forth in the Warrant Agreement. Any Warrants not exercised in ten years will expire.

The issuance and sale of the Units is expected to close on March 12, 2015, subject to customary closing conditions, including the absence of any material adverse change. The Company cannot assure that the issuance and sale of the Units will close on schedule or at all. The issuance and sale of the Units pursuant to the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Company has agreed not to take any action that would cause the loss of such exemption.

The foregoing descriptions of the Indenture, the Warrant Agreement and the Purchase Agreement are qualified in their entirety by reference to the complete text of the Purchase Agreement and the forms of the Indenture and Warrant Agreement made part of the Purchase Agreement, a copy of which was filed as Exhibit 4.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and which is incorporated herein by reference.

Credit Facility Amendment

On February 26, 2015, the Company entered into the Thirteenth Amendment (the “Amendment”) to the Company’s Senior Credit Agreement. The Amendment includes the following key elements:

•	reduces the borrowing base to $200 million on February 26, 2015;

•	on the earlier of (i) April 1, 2015 and (ii) the funding of the $100 million of the Second Lien Notes, our borrowing base will be reduced to $150 million;

•	the next regularly scheduled redetermination of our borrowing base will occur on October 1, 2015;

•	extends the maturity date of the Senior Credit Agreement to February 24, 2017;

•	eliminates the Company’s current Total Debt to EBITDAX covenant and replaces it with a Total Secured Debt to EBITDAX covenant of 2.50x (Total Secured Debt is defined as first and second lien debt and certain other indebtedness secured by a lien on our and our subsidiaries’ property); and

•	revises our Minimum Interest Coverage Ratio to 2.00x.

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Underwriting Agreement

On March 2, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and J.P. Morgan Securities LLC (the “Underwriter”), pursuant to which the Company sold 12,000,000 shares of Common Stock, at a price to the public of $4.15 per share, in a firm commitment underwritten offering (the “Equity Offering”) pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-186129) (the “Registration Statement”), as amended and supplemented by the prospectus supplement dated March 2, 2015.

Closing of the issuance and sale of the Common Stock in the Equity Offering is scheduled for March 5, 2015. A legal opinion related to the Common Stock is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to customary exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Underwriter.

The Underwriter or its affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriter and its affiliates may provide similar services in the future. In particular, an affiliate of the Underwriter is a lender under the Company’s Senior Credit Agreement and will receive a portion of the proceeds from this offering. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The completion of the Equity Offering is not contingent upon the completion of the issuance of the Units and the issuance and sale of the Units is not contingent upon the completion of the Equity Offering

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Second Lien Notes is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the Warrants and the shares of Common Stock issuable upon exercise of the Warrants is incorporated herein by reference into this Item 3.02.

The Warrants and the shares of Common Stock issuable upon exercise of the Warrants were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events

Liquidity Update

As described above, the borrowing base under the Senior Credit Agreement will reduce from $200 million to $150 million on the earlier of (i) April 1, 2015 and (ii) the funding of the Second Lien Notes offering. While the Company believes that the funding of the Second Lien Notes will occur on March 12, 2015, if the Second Lien Notes offering does not close by April 1, 2015 the Company does not have committed sources of financing to make the mandatory prepayments required to reduce its outstanding borrowings under the Senior Credit Agreement to $150 million. The Company’s inability to make such mandatory prepayments, unless waived or amended by the requisite lenders, would constitute an event of default under the Senior Credit Agreement and would materially and adversely affect the Company’s liquidity by precluding further borrowings under the Senior Credit Agreement and could result in the acceleration of the maturity of the indebtedness outstanding under the Senior Credit Agreement, which in turn would permit the holders of the Company’s other outstanding material indebtedness to accelerate the maturity of such other indebtedness.

Assuming the successful consummation of the Equity Offering and the funding of the Second Lien Notes and based on current commodity prices, the Company believes that it will be able to comply with the revised covenants contained in the Senior Credit Agreement through the first half of 2016. However, the Company’s ability to remain in compliance with the covenants in the Senior Credit Agreement may be affected by events beyond the Company’s control. Further declines in prices for oil, natural gas and natural gas liquids, the Company’s failure to achieve anticipated cost savings or operational efficiencies, or the inaccuracy in any material respect of any of the other assumptions underlying the Company’s forecast could cause the Company to fail to comply with the covenants contained in the Senior Credit Agreement. Any future inability to comply with these covenants, unless waived or amended by the requisite lenders, could materially and adversely affect the Company’s liquidity by precluding further borrowings and by accelerating the maturity of the Company’s debt.

The Company’s ability to raise capital through the issuance of additional shares of Common Stock or other securities convertible into Common Stock is restricted by the number of authorized shares available for issuance. The Company is required to reserve portions of its authorized capital stock due to its outstanding convertible senior notes, preferred stock and the Warrants. After the completion of the Equity Offering, the Company will have a limited number of additional authorized shares available for issuance. To raise additional equity, the Company may need to increase the number of authorized shares available for issuance, which requires stockholder approval. There can be no assurance that the Company will obtain the necessary stockholder approval to raise the number of authorized shares available for issuance. As a result, the Company’s inability to raise additional equity could negatively affect its liquidity and results of operation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 2, 2015, between Goodrich Petroleum Corporation and J.P. Morgan Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Thirteenth Amendment to the Second Amended and Restated Credit Agreement dated February 26, 2015 among Goodrich Petroleum Company L.L.C. and Wells Fargo Bank National Association as administrative agent and the lenders thereto.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: March 2, 2015	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 2, 2015, between Goodrich Petroleum Corporation and J.P. Morgan Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Thirteenth Amendment to the Second Amended and Restated Credit Agreement dated February 26, 2015 among Goodrich Petroleum Company L.L.C. and Wells Fargo Bank National Association as administrative agent and the lenders thereto.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).